Exhibit 99.1
Zila Appoints O. B. Parrish to Its Board of Directors and Audit Committee
PHOENIX—(BUSINESS WIRE)—June 28, 2007—Zila, Inc. (NASDAQ GM: ZILA), has appointed O. B. Parrish to its Board of Directors. Mr. Parrish will also join the Audit Committee.
Mr. Parrish, 73, is the Chairman and CEO of the Female Health Company, the developer of the first female condom. In collaboration with the World Health Organization, the United Nations Joint Program on AIDS and other public sector groups, the FC Female Condom is distributed worldwide as part of HIV/AIDS prevention programs. Mr. Parrish is also the President of Phoenix Health Care of Illinois, Inc. a private company which invests in innovative healthcare opportunities. In addition, Mr. Parrish is the Chairman of Abiant, Inc. of Chicago, which provides proprietary neuroimaging technology to the pharmaceutical industry for use in selecting and developing new drugs.
Earlier in his career Mr. Parrish was the President of the Pharmaceutical Group of G.D. Searle in Chicago where he was responsible for its global pharmaceutical business. Prior to joining Searle, Mr. Parrish was Executive Vice President of the International Division of Pfizer, Inc, in New York. Other positions held at Pfizer included Executive Vice President of Pfizer Pharmaceuticals, Division Manager and Vice President, Marketing of Pfizer Laboratories.
David R. Bethune, Chairman of the Board of Zila, commented, “O. B. Parrish has extensive experience in the healthcare and pharmaceutical industries and will contribute significantly to the continued growth of Zila’s oral cancer screening business.”
Mr. Parrish holds a B.S degree from Lawrence University and an M.B.A. degree from the University of Chicago. Mr. Parrish is also a trustee of Lawrence University.
About Zila, Inc.
Zila, Inc., headquartered in Phoenix, is an oral cancer screening company focused on the prevention and treatment of oral disease.
Zila is dedicated to establishing ViziLite(R) Plus as the new standard of care within the medical community for the early detection of oral abnormalities that could lead to cancer, with an initial focus on the dental market through Pro-Dentec(R), a leading designer, manufacturer and marketer of Soft Tissue Management (STM(R)) products. Sold exclusively and directly to dental professionals, Pro-Dentec’s core products include the Rota-dent(R) Professional Powered Brush, the Pro-Select3(R) Piezo-Ultrasonic Scaler System and a suite of pharmaceutical STM(R) products for both in-office and home-care use.
     For more information about Zila, visit www.zila.com.
     Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on Zila’s expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the Company’s control. Therefore, actual results could differ materially from the forward-looking statements contained herein. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this press release will, in fact, transpire or prove to be accurate, and we disclaim any obligation to update or revise any such forward-looking statements. For a more detailed description of these and other cautionary factors that may affect Zila’s future results, please refer to the documents we file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended July 31, 2006, our Current Report on Form 8-K filed on December 28, 2006, and our Form 10-Q for the quarter ended April 30, 2007.
CONTACT: Zila, Inc.
Lawrence Gyenes, Chief Financial Officer, 602-266-6700
or
The Investor Relations Group
Investor Relations:
Adam Holdsworth / Michael Crawford, 212-825-3210
or
Media:
Bill Douglass, 212-825-3210
SOURCE: Zila, Inc.